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                             SUPPLEMENTAL INDENTURE

                         Dated as of September 24, 2002

                                       to

                                    INDENTURE

                           Dated as of April 26, 1996

                                      among

                            FERRELLGAS PARTNERS, L.P.
                        FERRELLGAS PARTNERS FINANCE CORP.

                                    Obligors

                                FERRELLGAS, L.P.

                                    Guarantor

                                       and

                                 U.S. BANK, N.A.

                                     Trustee




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     SUPPLEMENTAL  INDENTURE dated as of September 24, 2002 (this  "Supplemental
Indenture") to the Indenture dated as of April 26, 1996 (the "Indenture") among Ferrellgas Partners, L.P., a Delaware limited partnership (the "Partnership"), Ferrellgas Partners Finance Corp., a Delaware corporation ("Finance Corp." and, together with the Partnership, the "Issuers"), Ferrellgas, L.P., a Delaware limited partnership (the "Operating Partnership"), and U.S. Bank, N.A. (formerly American Bank National Association), as trustee (the "Trustee"). Capitalized terms used in this Supplemental Indenture, but not defined herein, shall have the respective meanings given to such terms in the Indenture.

                                   WITNESSETH:

     WHEREAS, Section 9.02 of the Indenture provides, among other things, that the Issuers, the Guarantor and the Trustee may amend or supplement the Indenture or the Senior Notes with the written consent of the Holders of at least a majority in principal amount of the Senior Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Senior Notes); and

     WHEREAS, the Issuers have solicited the written consent of the Holders to certain amendments to the Indenture and the Senior Notes described in the Offer to Purchase and Consent Solicitation Statement dated July 1, 2002 (the "Offer to Purchase") and which have been reflected herein (the "Amendments"); and

     WHEREAS, the Issuers have received and filed with the Trustee, in the manner contemplated by the Indenture, evidence of the written consent of the Holders of at least a majority of the outstanding Senior Notes, consenting to the Amendments to be effected in the form of this Supplemental Indenture; and

     WHEREAS, the Issuers have commenced a tender offer to purchase for cash any and all outstanding Senior Notes pursuant to the terms of the Offer to Purchase.

     NOW, THEREFORE, in consideration of the mutual agreements herein set forth, the parties hereto agree as follows:

     1. Amendments to the Indenture.
        ---------------------------

     The following amendments are made to the Indenture effective as of the date specified in Section 3 below:

          (a) Section 1.01 is amended by the deletion therefrom of the definitions of the following terms: "Acquired Debt," "Attributable Debt," "Available Cash," "Change of Control," "Consolidated Cash Flow,"
     "Consolidated Net Income," "Consolidated Net Worth," "Disqualified Interests," "Existing Indebtedness," "Fixed Charge Coverage Ratio," "Fixed Charges," "Flow-Through Acquisition," "Investments," "Net Income," "Net Proceeds," "Permitted Investments," "Permitted Liens," "Permitted Refinancing Indebtedness" and "Weighted Average Life to Maturity."

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          (b) Section 1.02 is amended by the deletion of the following terms and their corresponding section references from the listing of definitions in such section: "Affiliate Transaction," "Asset Sale," "Asset Sale Offer," "Change of Control Offer," "Change of Control Payment," "Change of Control
     Payment  Date,"   "Commencement   Date,"  "Covenant   Defeasance,"  "Excess
     Proceeds," "incur," "Incurrence Date," "Offer Amount," "Offer Period," "Purchase Date" and "Restricted Payments."

          (c) Section 2.06(i)(ii) is amended by the deletion of ", 4.10, 4.14" therefrom.

          (d) The first paragraph of Section 3.01 is amended by the deletion of the number "30" and the insertion of the number "3" in place thereof.

          (e) The second paragraph of Section 3.01 is deleted in its entirety.

          (f) The third paragraph of Section 3.02 is deleted in its entirety.

          (g) The fifth paragraph of Section 3.02 is deleted in its entirety.

          (h) The first paragraph of Section 3.03 is amended by the deletion of the number "30" and the insertion of the number "3" in place thereof.

          (i) The final paragraph of Section 3.03 is amended by the deletion of the number "45" and the insertion of the number "3" in place thereof.

          (j) Section 3.08 is amended by the deletion of "Except as set forth in Sections 4.10 and 4.14 hereof," therefrom, and by the replacement of the word "the" following such deletion with "The."

          (k)  Sections  3.09 is amended  to read in its  entirety  as  follows:
     "Section 3.09. [Reserved]."

          (l)  Section  4.03 is  amended  to read in its  entirety  as  follows:
     "Section 4.03. [Reserved]."

          (m)  Section  4.04 is  amended  to read in its  entirety  as  follows:
     "Section 4.04. [Reserved]."

          (n)  Section  4.05 is  amended  to read in its  entirety  as  follows:
     "Section 4.05. [Reserved]."

          (o)  Section  4.07 is  amended  to read in its  entirety  as  follows:
     "Section 4.07. [Reserved]."

          (p)  Section  4.08 is  amended  to read in its  entirety  as  follows:
     "Section 4.08. [Reserved]."

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          (q)  Section  4.09 is  amended  to read in its  entirety  as  follows:
     "Section 4.09. [Reserved]."

          (r)  Section  4.10 is  amended  to read in its  entirety  as  follows:
     "Section 4.10. [Reserved]."

          (s)  Section  4.11 is  amended  to read in its  entirety  as  follows:
     "Section 4.11. [Reserved]."

          (t)  Section  4.12 is  amended  to read in its  entirety  as  follows:
     "Section 4.12. [Reserved]."

          (u)  Section  4.13 is  amended  to read in its  entirety  as  follows:
     "Section 4.13. [Reserved]."

          (v)  Section  4.14 is  amended  to read in its  entirety  as  follows:
     "Section 4.14. [Reserved]."

          (w)  Section  4.15 is  amended  to read in its  entirety  as  follows:
     "Section 4.15. [Reserved]."

          (x)  Section  4.16 is  amended  to read in its  entirety  as  follows:
     "Section 4.16. [Reserved]."

          (y)  Section  4.17 is  amended  to read in its  entirety  as  follows:
     "Section 4.17. [Reserved]."

          (z)  Section  4.18 is  amended  to read in its  entirety  as  follows:
     "Section 4.18. [Reserved]."

          (aa) Article 5 is amended to read in its entirety as follows:


                                   "ARTICLE 5
                                   [RESERVED]"

          (bb)  Section  6.01(c) is amended to read in its  entirety as follows:
     "(c) [Reserved];".

          (cc)  Section  6.01(e) is amended to read in its  entirety as follows:
     "(e) [Reserved];".

          (dd) Section 6.01(f) is amended to read in its entirety as follows"(f) [Reserved];".

          (ee) Section 6.07 is amended by the deletion of "(including in connection with an Asset Sale Offer or a Change of Control Offer)" therefrom.

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          (ff)  Section  7.02(g)  is  amended  by the  deletion  of  "and  4.04"
     therefrom and by the deletion of "6.01(1), 6.01(2) or 6.01(3)" and the insertion of "6.01(a) or 6.01(b)" in place thereof.

          (gg) The heading of Article 8 is amended by the deletion of "AND COVENANT DEFEASANCE" therefrom.

          (hh) The heading of Section 8.01 is amended by the deletion of "or Covenant Defeasance" therefrom.

          (ii) Section 8.01 is amended by the deletion of "or 8.03" therefrom.

          (jj) Section 8.02 is amended by the deletion therefrom of the last sentence of such Section.

          (kk)  Section  8.03 is amended  to read in its  entirety  as  follows:
     "Section 8.03 [Reserved]."

          (ll) The heading of Section 8.04 is amended by the deletion of "or Covenant Defeasance" therefrom.

          (mm) Section 8.04 is amended by the deletion of "or 8.03" from the first sentence of such Section and by the deletion of "or Covenant Defeasance" from the clause immediately preceding paragraph (a) of such Section.

          (nn) Paragraph (c) of Section 8.04 is amended to read in its entirety as follows: "(c) [Reserved];".

          (oo) Paragraph (e) of Section 8.04 is amended by the deletion of "or Covenant Defeasance" therefrom.

          (pp) Paragraph (h) of Section 8.04 is amended by the deletion of "or the Covenant Defeasance" therefrom.

          (qq) Section 8.07 is amended by the deletion of "or 8.03" therefrom in each of the three places it appears.

          (rr) Section 9.02(b) is amended by the deletion of "(other than provisions of Section 4.10 and Section 4.14 hereof)" therefrom.

          (ss) Section 9.02(g) is amended by the deletion of "(other than a payment required by Section 4.10 or Section 4.14 hereof)" therefrom.

          (tt)  Section  12.03 is amended to read in its  entirety  as  follows:
     "Section 12.03 [Reserved]."

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          (uu) Section  12.04 is amended by the deletion of "; provided that the
     Net Proceeds of such sale or other disposition are applied in accordance with Section 4.10 hereof" and by the deletion of "including without limitation Section 4.10," therefrom.

     2. Amendments to Senior Notes.
        --------------------------

     The following  amendments  are made  effective as of the date  specified in
Section 3 below to the form of Senior Note attached as Exhibit A to the Indenture and to all Senior Notes that remain outstanding after such amendments become effective:

          (a) Section 4 of the back of the Senior Notes is amended by inserting ", as amended and supplemented from time to time," immediately after "April 26, 1996."

          (b) Section 5 of the back of the Senior Notes is amended by the deletion of the number "30" and the insertion of the number "3" in place thereof.

          (c) Section 7 of the back of the Senior Notes is amended to read in its entirety as follows: "7. [Reserved]."

          (d) Section 8 of the back of the Senior Notes is amended by the deletion of the number "30" and the insertion of the number "3" in place thereof.

          (e) Section 12 of the back of the Senior Notes is amended by the deletion therefrom of "failure for 20 days by the Issuers to comply with Sections 4.07, 4.09, 4.10, 4.14 or 5.01 of the Indenture;" and by the deletion therefrom of "default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Partnership or any of its Subsidiaries (or the payment of which is guaranteed by the Partnership or any of its Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date of the Indenture, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10 million or more; failure by the Partnership or any of its Subsidiaries to pay final judgments aggregating in excess of $10 million, which judgments are not paid, discharged or stayed for a period of 60 days;".

          (f) The Senior Notes are amended by the deletion therefrom of the form entitled "Option of Holder to Elect Purchase."

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     3. Effectiveness of Amendments.
        ---------------------------

     The Amendments shall become effective on the Acceptance Date (as defined in the Offer to Purchase).

     4. Ratification of Indenture.
        -------------------------

     The Indenture, as supplemented and amended by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

     5. Trustee Not Responsible for Recitals.
        ------------------------------------

     The recitals herein contained are made by the Issuers and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

     6. Governing Law.
        -------------

     THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN THIS SUPPLEMENTAL INDENTURE.

     7. Separability.
        ------------

     In case any one or more of the provisions contained in this Supplemental Indenture shall for any reason be held to be invalid, illegal or unenforceable in any respect, then, to the extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provisions of this Supplemental Indenture, but this Supplemental Indenture shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein.

     8. Counterparts.
        ------------

     This Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized, as of the day and year first above written.


                                    FERRELLGAS PARTNERS, L.P.

                                    By:  Ferrellgas, Inc.
                                         General Partner


                                    By: /s/ Kevin T. Kelly
                                       -----------------------------------------
                                       Kevin T. Kelly
                                       Senior Vice President and
                                       Chief Financial Officer


                                    FERRELLGAS PARTNERS FINANCE CORP.

                                    By: /s/ Kevin T. Kelly
                                       -----------------------------------------
                                       Kevin T. Kelly
                                       Senior Vice President and
                                       Chief Financial Officer


                                    FERRELLGAS, L.P.

                                    By:  Ferrellgas, Inc.
                                         General Partner


                                    By: /s/ Kevin T. Kelly
                                       -----------------------------------------
                                       Kevin T. Kelly
                                       Senior Vice President and
                                       Chief Financial Officer


                                    U.S. BANK, N.A., TRUSTEE


                                    By: /s/ Frank P. Leslie
                                       --------------------------------------
                                       Frank P. Leslie
                                       Vice President